Exhibit 99.1

For Immediate Release

Contact:	Patrick A. Reynolds
Director of Investor Relations
(706) 649-4973

Synovus Reports Earnings of $713 Million for Fourth Quarter of 2012

Distressed Asset Sales Drive Acceleration of Credit Quality Improvement

Results Reflect Deferred Tax Asset Recapture

Columbus, Ga., January 22, 2013 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended December 31, 2012.

Fourth Quarter Results

•

Net income available to common shareholders was $712.8 million for the fourth quarter of 2012, compared to net income available to common shareholders of $16.0 million for the third quarter of 2012 and $12.8 million for the fourth quarter of 2011. Net income available to common shareholders was $775.0 million for the year ended December 31, 2012, compared to a net loss attributable to common shareholders of $118.7 million for the year ended December 31, 2011.

•

Diluted net income per common share for the fourth quarter of 2012 was $0.78, compared to diluted net income per common share of $0.02 for the third quarter of 2012 and $0.01 for the fourth quarter of 2011. Diluted net income per common share for the year ended December 31, 2012 was $0.85, compared to a net loss per common share of $0.15 for the year ended December 31, 2011.

•

The fourth quarter results include an income tax benefit of approximately $800 million from the recapture of substantially all of the deferred tax asset valuation allowance. The recapture of the deferred tax asset drove the $0.89 increase in tangible book value per share during the quarter to $2.96.

•

The fourth quarter results also reflect the successful completion of distressed asset sales of approximately $545 million, including the execution of a bulk sale effective December 10, 2012. The fourth quarter distressed asset dispositions resulted in a pre-tax charge of approximately $157 million.

“Our fourth quarter performance represents another huge step forward for our company,” said Kessel D. Stelling, Chairman and CEO of Synovus. “The recapture of the deferred tax asset is a significant milestone that reflects years of progress and further demonstrates our company’s return to a position of strength. Additionally, the successful execution of the bulk sale during the fourth quarter accelerates credit quality improvement and also enhances our future financial performance.”

Core Performance

Pre-tax, pre-credit costs income was $108.0 million for the fourth quarter of 2012, down $3.5 million from $111.5 million for the third quarter of 2012.

•	Net interest income was $207.5 million for the fourth quarter of 2012, down $4.9 million from $212.3 million in the previous quarter.

•

The net interest margin was 3.45%, down six basis points from the third quarter of 2012, due to a decline in the yield on earning assets of ten basis points partially offset by the decline in the effective cost of funds of four basis points.

•	Total non-interest income was $80.1 million for the fourth quarter of 2012, up $6.9 million, compared to $73.2 million in the third quarter of 2012.

•	Non-interest income, excluding net investment securities gains, was up $5.3 million from the previous quarter.

•	Financial Management Services revenue, which includes fiduciary and asset management fees, brokerage revenue, and insurance revenue, was up $1.0 million from the third quarter of 2012.

•	Service charges on deposit accounts were up $0.5 million from the previous quarter.

•	Total reported non-interest expense was $213.3 million for the fourth quarter of 2012 compared to $191.5 million for the previous quarter.

•	Core expenses (excludes Visa indemnification charges, restructuring charges and other credit costs) were up $4.0 million from the third quarter of 2012.

•	Salaries and other personnel expenses increased $1.7 million from the previous quarter, due primarily to incentive compensation expenses.

•	Professional fees were $2.0 million higher than the previous quarter.

“We have made substantial progress in aligning our operating costs with the current size of our organization,” said Stelling. “Core expenses decreased by $25.1 million and $95.3 million in 2012 and 2011, respectively, reflecting the impact of the efficiency initiatives implemented during those two years. We have identified new expense savings initiatives of approximately $30 million, with the implementation of these initiatives already underway and continuing throughout 2013. We remain keenly focused on improving efficiency while we also strategically invest in talent and infrastructure that drive growth and improve our customers’ experience.”

Balance Sheet Fundamentals

•	Total reported loans declined by $190.2 million during the fourth quarter driven by distressed loan sales of approximately $475 million.

•

On a sequential quarter basis, net loan growth was approximately $345 million for the fourth quarter, compared to approximately $240 million during the third quarter of 2012 and approximately $167 million during the fourth quarter of 2011. Net loan growth excludes the impact of loan sales, transfers to loans held-for-sale, charge-offs, and foreclosures.

•	Loans outstanding from the Corporate Banking Group were up approximately $205 million compared to the previous quarter and up approximately $583 million over the previous year.

•	Total deposits ended the quarter at $21.1 billion, up $210.2 million from the previous quarter due primarily to increases in NOW account balances and non-interest bearing demand deposits.

•

Core deposits ended the quarter at $20.0 billion, up $37.4 million compared to the third quarter of 2012. Core deposits, excluding time deposits, increased $225.2 million compared to the previous quarter.

•

The effective cost of core deposits (includes non-interest bearing deposits) continued to decline, with an effective cost of 30 basis points for the fourth quarter of 2012, down from 34 basis points for the previous quarter and 53 basis points for the fourth quarter of 2011.

Credit Trends

•

Distressed asset sales were approximately $545 million during the fourth quarter, compared to approximately $110 million in the third quarter of 2012, and approximately $147 million in the fourth quarter of 2011.

•

Non-performing loan inflows were $262.7 million in the fourth quarter of 2012, up from $114.8 million in the third quarter of 2012 and $189.2 million in the fourth quarter of 2011. Inflows increased during the fourth quarter of 2012 due to the addition of one larger credit relationship to non-performing status. Substantially all of this relationship was previously classified as substandard accruing, and therefore had minimal impact on classified assets during the quarter.

•

Non-performing loans, excluding loans held for sale, were $543.3 million at December 31, 2012, down $156.9 million from the previous quarter, and down $339.7 million or 38.5% from the fourth quarter of 2011. The non-performing loan ratio was 2.78% at December 31, 2012, down from 3.55% at the end of the previous quarter and 4.40% at December 31, 2011.

•

Total non-performing assets were $703.1 million at December 31, 2012, down $196.3 million from the previous quarter, and down $414.3 million or 37.1% from the fourth quarter of 2011. The non-performing asset ratio was 3.57% at December 31, 2012, compared to 4.51% at the end of the previous quarter and 5.50% at December 31, 2011.

•

Synovus Bank’s classified assets, as a percentage of Tier 1 capital and the allowance for loan losses, declined to 38.0% at December 31, 2012, down from 50.7% at September 30, 2012 and 62.5% at December 31, 2011. Synovus Financial Corp’s classified asset ratio was 44.8% at December 31, 2012.

•

Total delinquencies (consisting of loans 30 or more days past due and still accruing) were 0.54% of total loans at December 31, 2012, compared to 0.55% at September 30, 2012, and 0.74% at December 31, 2011. Total loans past due 90 days or more and still accruing were 0.03% at December 31, 2012, compared to 0.05% at September 30, 2012, and 0.07% at December 31, 2011.

•

Total credit costs were $185.8 million in the fourth quarter of 2012, up from $85.6 million in the third quarter of 2012 and $90.5 million in the fourth quarter of 2011, primarily due to the distressed asset sales in the fourth quarter of 2012.

•

Net charge-offs were $193.5 million in the fourth quarter of 2012, up from $96.5 million in the third quarter of 2012 and $113.5 million in the fourth quarter of 2011, due to the higher level of distressed asset sales during the fourth quarter. The annualized net charge-off ratio was 3.94% in the fourth quarter, up from 1.97% in the previous quarter and 2.26% in the fourth quarter of 2011.

Capital Ratios

•	Tangible Common Equity/Tangible Assets ratio was 9.67% at December 31, 2012 compared to 7.35% at September 30, 2012.

•	Tier 1 Common Equity ratio was 8.72% at December 31, 2012 compared to 8.73% at September 30, 2012.

•	Tier 1 Capital ratio was 13.24% at December 31, 2012 compared to 13.23% at September 30, 2012.

•	Tier 1 Leverage ratio was 11.00% at December 31, 2012 compared to 10.97% at September 30, 2012.

•	Total Risk Based Capital ratio was 16.18% at December 31, 2012 compared to 16.16% at September 30, 2012.

Stelling concluded, “While we are certainly mindful of the continued headwinds facing our entire industry, including slow growth as well as economic and political uncertainty, we are encouraged by our momentum heading into 2013. Our deferred tax asset recapture and a successful bulk sale are behind us, and we expect to repay TARP by the end of this year. Our customers remain our primary focus, and the efforts of our dedicated bankers, along with our relationship style of banking, continue to drive improved performance across our footprint, as evidenced by net loan growth of $345.4 million for the fourth quarter and $588.8 million for the year. We also saw positive growth trends in mortgage and investment services during 2012, and our Family Asset Management team was recently recognized by Bloomberg Markets Magazine as one of the ‘Top 50 Family Offices’ in the world. This has been a transformational year for our company, and I want to thank all of our team members for their loyalty, perseverance, and intense passion for serving our customers and communities. I also want to thank our customers for their continued trust and confidence in us. We look forward to earning the right to be their bank for many years to come.”

Synovus will host an earnings highlights conference call at 8:30 a.m. EST on January 22, 2013. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties can access the slide presentation and listen to the conference call via simultaneous Internet broadcast at www.synovus.com by clicking on the “Live Webcast” icon. RealPlayer or Windows Media Player can be downloaded prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company with approximately $27 billion in assets based in Columbus, Georgia. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends and key credit metrics (including classified assets and NPL inflows), deposits, loan growth and our loan portfolio; expectations on growth and future profitability; expectations regarding the deferred tax asset, including realization of the net deferred tax asset and on our ability to include all of the deferred tax asset in future regulatory capital; our expectations regarding repayment of our obligations under TARP; expectations regarding the impact of our ongoing efficiency initiatives and future cost savings; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled core deposits, core deposits excluding time deposits, Tier 1 common equity ratio, tangible common equity to tangible assets ratio, tangible book value per common share, pre-tax, pre-credit costs income, core expenses, non-interest income excluding investment securities gains, net and net sequential quarter loan growth (decline) are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total deposits, total shareholders’ equity to total assets ratio, book value per common share, income (loss) before income taxes, total non-interest expense, total non-interest income, and sequential quarter total loan growth (decline), respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total deposits, total shareholders’ equity to total assets ratio, book value per common share, (loss) income before income taxes, total non-interest expense, total non-interest income, or sequential quarter total loan growth (decline) determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of core deposits, core deposits excluding time deposits, Tier 1 common equity ratio, tangible common equity to tangible assets ratio, tangible book value per common share, pre-tax, pre-credit costs income, core expenses, non-interest income excluding investment gains, net and net sequential quarter loan growth (decline) and the reconciliation of these measures to total deposits, total shareholders’ equity to total assets ratio, book value per common share, (loss) income before income taxes, total non-interest expense, total non-interest income, and sequential quarter total loan growth (decline) are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	4Q12	3Q12	2Q12	1Q12	4Q11
Core deposits
Core deposits excluding time deposits
Total deposits	$21,057,044	20,846,830	21,565,065	22,137,702	22,411,752
Subtract: Brokered deposits	(1,092,749)	(919,959)	(1,148,892)	(1,406,709)	(1,783,174)

Core deposits	19,964,295	19,926,871	20,416,173	20,730,993	20,628,578
Subtract: Time deposits	(3,583,305)	(3,771,117)	(4,097,834)	(4,302,292)	(4,591,164)

Core deposits excluding time deposits	$16,380,990	16,155,754	16,318,339	16,428,701	16,037,414

Tangible common equity to tangible assets ratio
Tangible book value per common share
Total assets	$26,763,468	25,764,644	26,294,110	27,064,792	27,162,845
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(5,149)	(5,895)	(6,693)	(7,589)	(8,525)

Tangible assets	$26,733,888	25,734,318	26,262,986	27,032,772	27,129,889

Total shareholders’ equity	$3,572,887	2,875,700	2,853,389	2,821,763	2,827,452
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(5,149)	(5,895)	(6,693)	(7,589)	(8,525)
Subtract: Series A Preferred Stock, no par value	(957,327)	(954,690)	(952,093)	(949,536)	(947,017)

Tangible common equity	$2,585,980	1,890,684	1,870,172	1,840,207	1,847,479

Subtract: tMeds	(260,083)	(260,083)	(260,083)	(260,083)	(260,083)

Tangible common equity excluding tMeds	$2,325,897	1,630,601	1,610,089	1,580,124	1,587,396

Shares outstanding	$786,579	786,576	786,576	786,575	785,295

Total shareholders’ equity to total assets ratio	13.35%	11.16	10.85	10.43	10.41
Tangible common equity to tangible assets ratio	9.67%	7.35	7.12	6.81	6.81

Book value per common share	$2.99	2.11	2.09	2.05	2.06
Tangible book value per common share	$2.96	2.07	2.05	2.01	2.02

Tier 1 Common Equity Ratio
Total shareholders’ equity	$3,572,887	2,875,700	2,853,389	2,821,763	2,827,452
Subtract/Add: Accumulated other comprehensive (income) loss	(4,101)	(16,156)	(7,003)	2,195	(21,093)
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(5,149)	(5,895)	(6,693)	(7,589)	(8,525)
Subtract: Disallowed deferred tax assets(1)	(714,226)	—	—	—	—
Other items	6,981	6,730	7,225	7,856	7,371

Tier 1capital	$2,831,961	2,835,948	2,822,487	2,799,794	2,780,774

Subtract: Qualifying trust preferred securities	(10,000)	(10,000)	(10,000)	(10,000)	(10,000)
Subtract: Series A Preferred Stock	(957,327)	(954,690)	(952,093)	(949,536)	(947,017)

Tier 1 common equity	$1,864,634	1,871,258	1,860,394	1,840,258	1,823,757

Risk weighted assets	21,387,614 (2)	21,439,000	21,146,000	21,230,000	21,487,000
Tier 1 common equity ratio	8.72%	8.73	8.80	8.67	8.49

Pre-tax, Pre-credit Costs Income
(Loss) income before income taxes	$(72,299)	30,514	37,347	35,916	26,979
Add: Provision for losses on loans	146,526	63,572	44,222	66,049	54,565
Add: Other credit costs(3)	39,236	22,046	26,119	24,849	35,962
Add: Restructuring charges	1,969	1,192	1,393	858	639
Subtract: Investment securities gains, net	(8,233)	(6,656)	(4,170)	(20,083)	(10,337)
Add: Visa indemnification charges	757	833	1,734	2,979	5,942

Pre-tax, pre-credit costs income	$107,956	111,501	106,645	110,568	113,750

Non-interest income excluding investment securities gains, net
Total non-interest income	$80,117	73,233	76,477	84,139	73,470
Subtract: Investment securities gains, net	(8,233)	(6,656)	(4,170)	(20,083)	(10,337)
Non-interest income excluding investment securities gains, net	$71,884	66,577	72,307	64,056	63,133

Reconciliation of Non-GAAP Financial Measures (continued)

(in thousands)	4Q12	3Q12	2Q12	1Q12	4Q11
Net sequential quarter loan growth (decline)
Sequential quarter growth (decline) in total loans	$(190,175)	51,739	(163,571)	(236,115)	(22,273)
Add: Transfers to other loans held for sale	479,016	70,464	109,589	97,199	74,265
Add: Foreclosures	33,572	42,961	30,087	48,127	36,331
Add: Charge-offs excluding transfers to other loans held for sale	22,940	74,400	53,075	65,498	78,443
Net sequential quarter loan growth (decline)	$345,354	239,564	29,180	(25,291)	166,766

Core Expenses
Total non-interest expense	$213,346	191,492	208,264	203,133	219,082
Subtract: Other credit costs(3)	(39,236)	(22,046)	(26,119)	(24,849)	(35,962)
Subtract: Restructuring charges	(1,969)	(1,192)	(1,393)	(858)	(639)
Subtract: Visa indemnification charges	(757)	(833)	(1,734)	(2,979)	(5,942)

Core expenses	$171,384	167,421	179,018	174,447	176,539

(dollars in thousands)	2012	2011	2010
Core Expenses
Total non-interest expense	$816,237	903,765	1,009,576
Subtract: Other credit costs(3)	(112,250)	(149,292)	(198,425)
Subtract: Restructuring charges	(5,412)	(30,665)	(5,538)
Subtract: Visa indemnification charges	(6,304)	(6,038)	—
Add / Subtract: curtailment gain (loss)	—	(398)	7,092

Core expenses	$692,271	717,372	812,705

(1)	Only one year of projected future taxable income may be applied in calculating deferred tax assets for regulatory capital purposes.
(2)	Preliminary
(3)	Other credit costs consist primarily of losses on ORE, provision for losses on unfunded commitments, and charges related to other loans held for sale

###